EXHIBIT 99.2

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NEWS from TOKHEIM CORPORATION

CONTACT:

     John S. Hamilton
     President & CEO
     Tokheim Corporation
     (219) 470-4649



For release to National Circuit and Analysts.

                TOKHEIM TO SELL SUBSTANTIALLY ALL OF ITS ASSETS

FORT WAYNE, INDIANA, - November 29, 2002 - Tokheim Corporation (OTC BB: THMC)

Tokheim Corporation announced today that it has executed a definitive agreement with an affiliate of First Reserve Corporation ("First Reserve") for the purchase of its North American operations and a letter of intent with a European firm, AXA Private Equity (a leading private equity firm), for the purchase of its International operations. First Reserve Corporation is a Greenwich, Connecticut-based private equity investor specializing in the energy industry. First Reserve is the largest shareholder of Pride International, Dresser Inc., Chicago Bridge & Iron, and Superior Energy Services. The transactions are subject to, among other things, approval by the U.S. Bankruptcy Court for the District of Delaware.

John Hamilton, CEO and President, said: "First Reserve and AXA Private Equity represent excellent candidates to provide a smooth transition for our customers and the majority of our worldwide employees."

Tokheim Corporation and its U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware on November 21, 2002. The Company's operations outside the United States are not included in the Chapter 11 reorganization cases and continue normal business operations. The filing will allow Tokheim to provide for an orderly sale of its assets, which will be subject to higher or otherwise better bids in a bankruptcy court auction process. Tokheim also announced that it had filed a motion seeking approval of bidding procedures to conduct a sale auction of its North American operations. The terms of Tokheim's debtor-in-possession credit agreement provides for a determination of the successful bidders on or before March 14, 2003 and the closing of the transactions on or before March 24, 2003.

Hamilton said: "We are working through the bankruptcy process with our various constituencies to complete this sales process as quickly as possible. Our goal is to smoothly transition our businesses into the hands of new owners."

Tokheim Corporation manufactures and services electronic and mechanical petroleum dispensing systems. These systems include petroleum dispensers and pumps, retail automation systems (such as point-of-sale systems), dispenser payment or "pay-at-the-pump" terminals, replacement parts, and upgrade kits.



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Certain statements in this release, including statements preceded by, followed by or that include the words "may," "will," "should," "could," "expects," "plans," "anticipate," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology and words of similar import, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act, Section 21C of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks that may cause the actual results of the Company to differ materially from any results expressed or implied by the forward-looking statements. These risks include: increases in the Company's cost of borrowing, or a default under any material debt agreement; inability to achieve anticipated cost savings or revenue growth; dependence on the retail petroleum industry; business disruptions; material adverse changes in economic conditions in the markets we serve; inability to forecast or achieve projected operating results; fluctuations in exchange rates among various foreign currencies; costs in adjusting to the Euro;
changes in, or failure of the Company to comply with current and future governmental, environmental or other regulatory actions and conditions in our operating areas; competition from others in the industry; increases in labor costs and relations with union bargaining units representing our employees;
the integration of our operations with those of businesses we have acquired or may acquire in the future and the realization of the expected benefits;
failure to obtain new customers or retain existing customers; inability to protect proprietary technology or to integrate new technologies; changes in business strategy or development plans; lack of funds for capital expenditures or R & D; inability to carry out strategies to accelerate new product development programs; changed demand for new products; loss of key management; adverse publicity; contingent claims asserted against the Company; and loss of significant customers or suppliers; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Given these uncertainties, investors are cautioned not to unduly rely on such forward-looking statements. The Company disclaims any obligation to update any such factors or to announce publicly the result of any revisions to any of the forward-looking statements contained in this release to reflect future events or developments.